      As filed with the Securities and Exchange Commission on June 25, 1997
                                               Registration No. 333-_________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                   GENUS, INC.
             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                                   94-2790804
   -----------------------                        --------------------
(State of other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
               (Address of Principal Executive Offices, Zip Code)

                             ----------------------

                        1991 INCENTIVE STOCK OPTION PLAN
                        1989 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ----------------------

                                 JAMES T. HEALY
                                  PRESIDENT AND
                             CHIEF EXECUTIVE OFFICER

                                   GENUS, INC.
                               1139 KARLSTAD DRIVE
                               SUNNYVALE, CA 94086
                                 (408) 747-7120
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                             ----------------------

                                    Copy to:

                              MARIO M. ROSATI, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

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                                            CALCULATION OF REGISTRATION FEE
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    TITLE OF SECURITIES TO BE                                  PROPOSED MAXIMUM           PROPOSED MAXIMUM           AMOUNT OF
           REGISTERED             AMOUNT TO BE REGISTERED  OFFERING PRICE PER SHARE   AGGREGATE OFFERING PRICE   REGISTRATION FEE
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
1991 Incentive Stock Option Plan            2,950,000             $   4.875               $ 14,381,250.00 (2)      $ 4,357.95
Common Stock, no par value (1)
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1989 Employee Stock Purchase Plan             850,000             $   4.875               $  4,143,750.00 (3)      $ 1,255.68
Common Stock, no par value (1)
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           Total                            3,800,000               N/A                   $ 18,525,000.00          $ 5,613.64
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

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.
(2) Registration fee is estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on June 23, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.
(3) Estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in the following sentence) of the closing price of the Common Stock as reported on the Nasdaq National Market on June 23, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES.

     The Registrant previously filed three Registration Statements on Form S-8 with the Securities and Exchange Commission (SEC File Nos. 33-28394, 33-38657 and 33-56192) (collectively the "Previous Forms S-8"). These Previous Forms S-8 were filed in connection with the 1989 Employee Stock Purchase Plan and the 1991 Incentive Stock Option Plan (collectively the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plans. Accordingly, the contents of the Previous Forms S-8, including periodic reports that the Registrant filed after the Previous Forms S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

     - Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed as of March 28, 1997.

     - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed as of May 15, 1997.

     - Proxy Statement, filed as of April 18, 1997 in connection with the Annual Meeting of Shareholders held on May 20, 1997.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

 5.1   Opinion of counsel as to legality of Securities being registered.

23.1   Consent of Coopers & Lybrand L.L.P., Independent Accountants.

23.2   Consent of counsel (contained in Exhibit 5.1).

24.1   Power of Attorney (see page 5).

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 25th day of June, 1997.

                                     GENUS, INC.


                                     By:   /s/ MARY F. BOBEL
                                          -------------------------------------
                                          Mary F. Bobel
                                          Chief Financial Officer


                                     By:   /s/ JAMES T. HEALY
                                          -------------------------------------
                                          James T. Healy
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary F. Bobel and James T. Healy, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                                 Title                           Date
    ----------------                     ------------------------             -------------

  /s/ JAMES T. HEALY            President, Chief Executive Officer and        June 25, 1997
-----------------------------   Director (Principal Executive Officer)
      James T. Healy

  /s/ WILLIAM W. R. ELDER       Chairman of the Board                         June 25, 1997
-----------------------------
      William W. R. Elder

  /s/ MARY F. BOBEL             Chief Financial Officer (Principal            June 25, 1997
-----------------------------   Financial and Accounting Officer)
      Mary F. Bobel

  /s/ STEPHEN F. FISHER         Director                                      June 25, 1997
-----------------------------
      Stephen F. Fisher

  /s/ G. FREDERICK FORSYTH      Director                                      June 25, 1997
-----------------------------
      G. Frederick Forsyth

  /s/ TODD S. MYHRE             Director                                      June 25, 1997
-----------------------------
      Todd S. Myhre


  /s/ MARIO M. ROSATI           Director                                      June 25, 1997
-----------------------------
      Mario M. Rosati



                                INDEX TO EXHIBITS

Exhibit
Number                    Description of Document                    Page
-------   -----------------------------------------------------      ----

 5.1 Opinion of counsel as to legality of Securities being registered.

23.1      Consent of Coopers & Lybrand L.L.P., Independent
          Public Accountants.

23.2      Consent of counsel (contained in Exhibit 5.1).

24.1      Power of Attorney (see page 5).